WARRANT FOR THE PURCHASE
                                                        OF 202,777 SHARES
                                                        NO. W-1


                  THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE OFFERED FOR SALE, SOLD OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") AND THE SECURITIES LAWS OF ALL APPLICABLE STATES AND OTHER JURISDICTIONS, OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE ACT AND SUCH SECURITIES LAWS.


                              WARRANTS TO PURCHASE

                                  COMMON STOCK

                              PSI INDUSTRIES, INC.


         FOR VALUE RECEIVED, Noesis Capital Corp. or registered assigns (the "Holder") is hereby granted the right to purchase from PSI Industries, Inc., a Florida corporation (the "Company"), at any time subsequent to December 30, 1998 and prior to 5:30 p.m., Eastern time, on December 30, 2002 (the "Expiration Date"), the number of shares of Common Stock, par common value $.0001 per share (the "Common Stock"), of the Company set forth above, at a purchase price of $3.00 per share. The number of shares of Common Stock deliverable upon the exercise of this Warrant and the price to be paid per share of Common Stock upon exercise hereof are subject to adjustment from time to time as hereinafter set forth. The purchase price of a share of Common Stock in effect at any time and as adjusted from time to time is herein referred to as the "Exercise Price."

         1. METHOD OF EXERCISE; PAYMENT; ISSUANCE OF SHARES; TRANSFER AND
            -------------------------------------------------------------
            EXCHANGE.
            ---------

            (a) This Warrant may be exercised by the Holder hereof, during the period set forth above, in whole or in part, by the surrender of this certificate, together with the exercise form attached hereto as Exhibit "A" (the "Exercise Form") duly executed, at the principal office of the Company, and by payment to the Company in United States Dollars by cash or by certified or cashier's check of the Exercise Price for the number of shares specified in such form.

            (b) Subject to the provisions hereof, upon receipt by the Company of this certificate, in proper form for exercise, and payment of the Exercise Price, the Company shall issue and cause to be delivered to or upon order of the Holder hereof and in such name or names as the Holder shall designate a certificate or certificates for the number of full shares of Common Stock so purchased upon exercise of this Warrant. Such certificate or certificates shall be deemed to have been issued, and any person so designated to be named thereon shall be deemed to become a holder of record of such shares, as of the date of such surrender of this certificate and payment of the Exercise Price of the Warrants exercised. Unless the Warrants have expired, a new certificate representing the right to purchase the number of shares of Common Stock, if any, with respect to which the certificate shall not then have been exercised, shall also be issued to the Holder hereof.

            (c) Subject to the provisions of Section 7, certificates for Warrants may be exchanged, without expense, for other certificates representing an equal aggregate number of Warrants, or may be transferred in whole or in part, except that until December 30, 1998, the Warrants shall not be transferable except only to the officers and directors of Noesis Capital Corp. The Warrants shall be transferable only on the books of the Company maintained at its principal office upon delivery thereof by the holder or by its duly authorized attorney or representative, or accompanied by proper evidence of succession, assignment or authority to transfer, together with the form of the assignment, attached hereto as Exhibit "B", (the "Assignment Form") duly filed in and signed.

         2. STOCK FULLY PAID; RESERVATION OF SHARES; PAYMENT OF TAXES.
            ----------------------------------------------------------

             (a) The Company covenants and agrees that all shares of Common Stock issued upon the exercise of this Warrant shall, upon issuance, be fully paid and non-assessable. The Company further covenants and agrees that during the period within which the Warrants may be exercised, the Company shall at all times reserve and keep available out of its authorized Common Stock, for the purpose of the issue upon exercise of the Warrants, at least the maximum number of shares of Common Stock as are issuable upon the exercise of the Warrants.

             (b) The Company will pay all documentary, stamp or similar taxes, if any, imposed upon the initial issuance of delivery of shares of Common Stock issuable upon the exercise of the Warrants; provided, however, that the Company shall not be required to pay any tax or taxes in respect of any transfer involved in the issuance and delivery of any certificate for shares of Common Stock in a name other than that of the registered holder of this certificate. Any such tax shall be paid at the time of surrender, and the Company shall not be required to issue or deliver any certificate for shares of Common Stock until such tax or taxes shall have been paid.

         3. ADJUSTMENTS TO EXERCISE PRICE AND NUMBER OF SECURITIES.
            ------------------------------------------------------

         3.1 ADJUSTMENT BASED ON COMPANY'S EARNINGS PER SHARE.
             ------------------------------------------------

         In the event that the average of the Company's earnings per share for its fiscal years of 1997 and 1998, on a fully diluted basis (the "Average EPS") is less than $.20 per share, the Exercise Price shall be reduced to a number that equals fifteen (15) times the Average EPS, provided that in no event shall the Exercise Price be reduced below $2.50.

         3.2 ADJUSTMENT FOR DIVIDENDS, SUBDIVISIONS, COMBINATIONS OR
             -------------------------------------------------------
             RECLASSIFICATIONS.
             ------------------

         In case the Company shall (a) pay a dividend or make a distribution in shares of its capital stock (whether shares of Common Stock or of capital stock of any other class), (b) subdivide its outstanding shares of Common Stock into a greater number of shares, (c) combine its outstanding shares of Common Stock into a smaller number of shares, or (d) issue by reclassification of its shares of Common Stock any shares of capital stock of the Company; then, and in each such case, the per share Exercise Price and the number of Warrants in effect immediately prior to such action shall be adjusted so that the Holder of this Warrant thereafter upon the exercise hereof shall be entitled to receive the number and kind of shares of the Company which such Holder would have owned immediately following such action had this Warrant been exercised immediately prior thereto. An adjustment made pursuant to this Section shall become effective immediately after the record date in the case of a dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or reclassification. If, as a result of an adjustment made pursuant to this Section, the Holder of this Warrant shall become entitled to receive shares of two or more classes of capital stock of the Company, the Board of Directors of the Company (whose determination shall be conclusive) shall determine the allocation of the adjusted Exercise Price between or among shares of such class of capital stock.

         Immediately upon any adjustment of the Exercise Price and/or the number of warrants pursuant to this Section, the Company shall send written notice thereof to the Holder of this Warrant certificate (by first class mail, postage prepaid), which notice shall state the Exercise Price resulting from such adjustment, and any increase or decrease in the number of Warrants to be acquired upon exercise of the Warrants, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

         3.3 ADJUSTMENT FOR REORGANIZATION, MERGER OR CONSOLIDATION.
             -------------------------------------------------------

         In case of any reorganization of the Company or consolidation of the Company with, or merger of the Company with, or merger of the Company into, another corporation (other than a consolidation or merger which does not result in any reclassification or change of the outstanding Common Stock), the corporation formed by such consolidation or merger shall execute and deliver to the Holder a supplemental warrant agreement providing that the Holder shall have the right thereafter (until the expiration of such Warrant), to receive, upon exercise of such warrant, the kind and amount of shares of stock and other securities and property receivable upon such consolidation or merger, by a holder of the number of shares of Common Stock of the Company for which such warrant might have been exercised immediately prior to such reorganization, consolidation, merger, conveyance, sale or transfer. Such supplemental warrant agreement shall provide for adjustments which shall be identical to the adjustments provided in Section 3. The Company shall not effect any such consolidation, merger, or similar transaction as contemplated by this paragraph, unless prior to or simultaneously with the consummation thereof, the successor corporation (if other than the Company) resulting from such consolidation or merger or the corporation purchasing, receiving, or leasing such assets or other appropriate corporation or entity shall assume, by written instrument executed and delivered to the Holder, the obligation to deliver to the Holder, such shares of stock, securities, or assets as, in accordance with the foregoing provisions, the Holder may be entitled to purchase, and to perform the other obligations of the Company under this Warrant certificate. The above provision of this Subsection shall similarly apply to successive consolidations or successively whenever any event listed above shall occur.

         3.4 ADJUSTMENT IN NUMBER OF SECURITIES.
             -----------------------------------

         Upon each adjustment of the Exercise Price pursuant to the provisions of this Section 3, the number of securities issuable upon the exercise of the Warrant shall be adjusted to the nearest full amount by multiplying a number equal to the Exercise Price in effect immediately prior to such adjustment by the number of securities issuable upon exercise of the Warrants immediately prior to such adjustment and dividing the product so obtained by the adjusted Exercise Price.

         3.5 NO ADJUSTMENT OF EXERCISE PRICE IN CERTAIN CASES.
             ------------------------------------------------

         No adjustment of the Exercise Price shall be made if the amount of said adjustment shall be less than 5 cents ($.05) per Share, provided, however, that in such case any adjustment that would otherwise be required then to be made shall be carried forward and shall be made at the time of and together with the next subsequent adjustment which, together with any adjustment so carried forward, shall amount to at least 5 cents ($.05) per Share.

         3.6 ACCOUNTANT'S CERTIFICATE OF ADJUSTMENT.
             --------------------------------------

         In each case of an adjustment or readjustment of the Exercise Price or the number of any securities issuable upon exercise of the Warrant, under
Section 3.3, the Company, at its expense, shall cause independent certified private accountants of recognized standing selected by the Company (who may be the independent certified private accountants then auditing the books of the Company) to compute such adjustment or readjustment in accordance herewith and prepare a certificate showing such adjustment or readjustment, and shall mail such certificate, by first class mail, postage prepaid, to the Holder of the Warrant at the Holder's address as shown on the Company's books. The certificate shall set forth such adjustment or readjustment, showing in detail the facts upon which such adjustment or readjustment is based including, but not limited to, a statement of (i) the Exercise Price at the time in effect, and (ii) the number of additional securities and the type and amount, if any, of other property which at the time would be received upon exercise of the Warrant.

         4. EXCHANGE AND REPLACEMENT OF WARRANT CERTIFICATE.
            ------------------------------------------------

         This certificate is exchangeable without expense, upon the surrender thereof by the registered Holder at the principal executive office of the Company, for a new Warrant certificate of like tenor and date representing in the aggregate the right to purchase the same number of securities in such denominations as shall be designated by the Holder thereof at the time of such surrender.

         Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant certificate, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it, and reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of the Warrant, if mutilated, the Company will make and deliver a new Warrant certificate of like tenor, in lieu thereof.

         5. ELIMINATION OF FRACTIONAL INTEREST.
            -----------------------------------

         The Company shall not be required to issue certificates representing fractions of shares of Common Stock upon the exercise of the Warrant, nor shall it be required to issue script or pay cash in lieu of fractional interests, it being the intent of the parties that all fractional interests may be eliminated, at the Company's option, by rounding any fraction up to the nearest whole number of shares of Common Stock or other securities, properties or rights, or in lieu thereof paying cash equal to such fractional interest multiplied by the current value of a share of Common Stock.

         6. NOTICES TO WARRANT HOLDER.
            --------------------------

         Nothing contained in this Agreement shall be construed as conferring upon the Holder of the Warrants the right to vote or to consent or to receive notice as a stockholder in respect of any meetings of stockholders for the election of directors or any other matter, or as having any rights whatsoever as a stockholder of the Company. If, however, at any time prior to the expiration of the Warrant, any of the following events shall occur:

             (a) the Company shall take a record of the holders of its shares of Common Stock for the purpose of entitling them to receive a dividend or distribution payable otherwise than in cash, or a cash dividend or distribution payable otherwise than out of current or retained earnings, as indicated by the accounting treatment of such dividend or distribution on the books of the Company; or

             (b) the Company shall offer to all the holders of its Common Stock any additional shares of capital stock of the Company or securities convertible into or exchangeable for shares of capital stock of the Company, or any option, right or warrant to subscribe therefor; or

             (c) a dissolution, liquidation or winding up of the Company (other than in connection with a consolidation or merger) or a sale of all or substantially all of its property, assets and business as an entirety shall be proposed;

then the Company shall give the Holder of the Warrant written notice of such event at least fifteen (15) days prior to the date fixed as a record date of the date of closing the transfer books for the determination of the stockholders entitled to such dividend, distribution, convertible or exchangeable securities or subscription rights, or entitled to vote on such proposed dissolution, liquidation, winding up or sale. Such notices shall specify such record date or the date of closing the transfer books, as the case may be. Failure to give such notice or any defect therein shall not affect the validity of any action taken in connection with the declaration or payment of any such dividend, or the issuance of any convertible or exchangeable securities, or subscription rights, options or warrants, or any proposed dissolution, liquidation, winding up or sale.

         7. RESTRICTIONS ON TRANSFER OF WARRANTS.
            -------------------------------------

         Neither the Warrants evidenced by this certificate nor the shares of Common Stock issuable upon exercise hereof have been registered under the Act or applicable state securities laws, and no transfers, sales or other dispositions of the Warrants may be made by the Holder hereof unless subsequently registered under the Act and applicable state securities laws or unless an exemption from registration thereunder is available. No Warrants shall be transferred upon the books of the Company unless and until the Company has received an opinion of counsel to the holder thereof, satisfactory to the Company, stating that such transfer will not violate the Act or applicable state securities laws. Except as specifically provided to the Holder in a Registration Rights Agreement dated the date hereof (the "Registration Rights Agreement"), the Company will be under no obligation to file any registration statement under the Act or any state securities laws with respect to this Warrant and any shares of Common Stock issued upon exercise of this Warrant, or to take any other action necessary to make an exemption from registration thereunder available to a holder of Warrants. Unless the Registration Statement required to be filed under the Registration Rights Agreement has been declared effective, shares of Common Stock issuable upon exercise of Warrants will bear a legend evidencing the foregoing restrictions, and the Company may issue stop orders or take such other actions as it deems necessary in order to assure compliance therewith.

         8. GENDER AND NUMBER.
            -----------------

         As used herein, the use of any of the masculine, feminine, or neuter gender and the use of singular or plural numbers shall include any or all of the other, wherever and whenever appropriate in the context.

         9. NOTICES.
            -------

         Except as otherwise provided herein, any notice pursuant to this certificate by the Company or any Holder of the Warrants shall be in writing and shall be deemed to have been duly given if personally delivered or when mailed by certified mail, return receipt requested, postage prepaid (a) if to the Company, to 1160-B South Rogers Circle, Boca Raton, Florida 33487, Attention:
Dominick M. Seminara, Chief Executive Officer, and (b) if to the Holder of Warrants, to his address on the books of the Company. Each party hereto may from time to time change the address to which notices to it are to be delivered or mailed hereunder by notice in writing to the other party.

         10. BENEFITS OF THE CERTIFICATE.
             ---------------------------

         Nothing in this certificate shall be construed to give to any person or corporation other than the Company and the Holder of the Warrants any legal or equitable right, remedy, or claim under this certificate; but the certificate shall be for the sole and exclusive benefit of the Company and the Holder of the Warrants.

         11. CAPTIONS.
             --------

         The captions of the sections and subsections of this certificate have been inserted for convenience only and shall have no substantive effect.

         12. APPLICABLE LAW.
             ---------------

         This certificate and the Warrants evidenced hereby shall for all purposes be governed by, and construed and interpreted in accordance with, the laws of the State of Florida.


DATED as of December 30, 1997.


                                              PSI INDUSTRIES, INC.



                                              By:
                                                 ---------------------------
                                                   Dominick M. Seminara,
                                                   Chief Executive Officer

                                   EXHIBIT "A"

                                  EXERCISE FORM

                  (To be signed only upon exercise of Warrants)


TO:      PSI Industries, Inc.
         1160-B South Rogers Circle
         Boca Raton, Florida  33487


         The undersigned, the Holder of Warrant certificate number No. W-1 (the "Warrant"), for the purchase of 202,777 Shares of PSI Industries, Inc. (the "Company"), which Warrant certificate is being delivered herewith, hereby irrevocably elects to exercise the purchase right provided by the Warrant certificate for, and to purchase thereunder, ___________________ Shares of the Company, and herewith makes payment of $_________________________ therefor, and requests that the certificates for such Shares be issued in the name of, and delivered to, _________________________, whose address is,
___________________________________, all in accordance with the Warrant certificate.


Dated: ______________________




                                 (Signature must conform in all respects to name of Holder as specified on the face of the Warrant certificate)

                                   EXHIBIT "B"

                              (FORM OF ASSIGNMENT)


                (To be exercised by the registered holder if such
              holder desires to transfer the Warrant certificate.)



FOR VALUE RECEIVED ______________________________________________ hereby sells, assigns and transfers unto

                     (Print name and address of transferee)

this Warrant certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint
_______________________________________________ Attorney, to transfer the within
Warrant certificate on the books of the within-named Company, and full power of substitution.


Dated:                              Signature:
---------------------------------

                                    -------------------------------------------
                                    (Signature must conform in all respects to name of holder as specified on the face of the Warrant certificate)


                                    -------------------------------------------
                                    (Insert Social Security or Other
                                    Identifying  Number of Assignee)